Exhibit 16.1

(b)(1): Title of securities issued: Series Adjust '20; Series Balletic; Series Chad Brown Bundle; Series Captain Sparrow; Series Carrothers; Series Classic Cut; Series Co Cola 19; Series Courtisane 19; Series Daring Dancer 20; Series Demogorgon; Series Desire Street 19; Series Echo Warrior 19; Series Edge Racing Summer Fun-d; Series Essential Rose 20; Series Fenwick Hall 20; Series Flora Dora '20; Series Going to Vegas; Series Grand Traverse Bay 20; Series Heaven Street; Series Helicopter Money; Series I'm a Looker 20; Series Gentleman Gerry '20; Series Le Relais 20; Series Margarita Friday 19; Series Miss Sakamoto; Series Moonbow 20; Series Mo Temptation; Series Mrs Whistler ; Series My Fast One 20; Series Northern Smile '20; Series Our Jenny B 21; Series Our Miss Jones 19; Series Patsy's Kim 21; Series Race Hunter 19; Series Smart Shopping 21; Series Song of Bernadette 20; Series Spirit 20; Series Stay Fabulous; Series Duke of Love; Series Timeless Trick '20; Series Tufnel; Series Twirl Girl 21; Series Vow; Series War Safe; Series Who Runs the World; Series Who'sbeeninmybed; Series Without Delay '19; Series You Make Luvin Fun 19; Series One Last Night 21; Series Sarrochi 21; Series Elarose 21; Series Song of the Lark 21; Series Enchante 21.Series Kindle 21; Series The Royal Duet.